PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD QUARTERLY REVENUE AND NON-GAAP
NET INCOME

Company Raises Fiscal 2012 Revenue and Non-GAAP Earnings Guidance

- - - - -

MINNEAPOLIS, November 2, 2012 – Stratasys, Inc. (NASDAQ: SSYS) today announced record quarter financial results.

     The company reported record revenue of $49.7 million for the third quarter ended September 30, 2012, a 24% increase from the $40.0 million reported for the same period last year.

     System shipments totaled 911 units for the third quarter of 2012, a 52% increase when compared to 600 units shipped for the same period last year.

     Non-GAAP net income was $8.7 million for the third quarter, or $0.40 per share, representing a 42% increase over the non-GAAP net income of $6.2 million, or $0.29 per share, for the same period last year.

     The company reported net income of $5.2 million for the third quarter, or $0.24 per share, compared to net income of $5.9 million, or $0.27 per share, for the same period last year.

     The company reported revenue of $144.1 million for the nine-month period ended September 30, 2012, a 28% increase from the $112.3 million reported for the same period last year.

     System shipments totaled 2,509 units for the nine-month period of 2012, compared to 1,902 units shipped for the same period last year.

     Non-GAAP net income was $21.9 million for the nine-month period, or $1.00 per share, representing a 38% increase over the non-GAAP net income of $15.9 million, or $0.73 per share, for the same period last year.

     The company reported net income of $12.7 million for nine-month period, or $0.58 per share, compared to net income of $14.8 million, or $0.68 per share, for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures, including the expenses associated with the company’s current efforts to combine with Objet Ltd.

     “The third quarter represents another solid performance for our company, driven by the continued strong growth we are observing across all our core businesses,” said Scott Crump, chairman and chief executive officer of Stratasys. “System and consumable revenue grew by 27% and 23%, respectively, over last year. Also contributing to the strong quarter was our RedEye parts service, which grew by 26% over last year. These performances contributed to a record level of revenue which grew by 24% over last year, and a record level of non-GAAP net income, which grew by 42%.

     “System unit sales, which grew by 52% during the third quarter over last year, benefited from the launch our revolutionary new Mojo 3D printer, the first 3D printer available for commercial use priced under $10,000. Sales of the Mojo were helped by our new program to recruit sales agents who focus exclusively on selling our most-affordable 3D printer lines. Currently, we have expanded the sales agent program to include approximately 130 individuals and will continue to grow the program in the coming months, with the goal of having 160 agents by January of next year. We believe that the Mojo platform, combined with our new sales agent program will continue to drive an expansion in our 3D printer sales.

     “Fortus 3D production system revenue grew by 37% over last year, driven by the demand created by innovative new Direct Digital Manufacturing (DDM) applications across multiple industries. Our proprietary Fused Deposition Modeling (FDM®) technology continues to be recognized as an innovative and cost-effective alternative manufacturing solution. We are honored that Stratasys was recently chosen to be part of the National Network for Manufacturing Innovation (NNMI), a Presidential initiative that brings U.S. industry together to develop innovative manufacturing solutions using advanced technology. Stratasys was chosen given our company’s industry leadership and our technology’s potential use within U.S. manufacturing.

     “Our RedEye parts service, which grew by 26% over last year, continues to experience strong demand, especially for large, complex and highly-durable production parts for the automotive and aerospace industries. We believe RedEye has a distinct advantage for those types of projects, given our ability to rapidly deliver high-quality parts produced on the Fortus 900mc. RedEye currently operates fourteen 900mc systems that are ideal for serving customers that need larger production parts.

     “Solidscape, which we acquired in April of 2011, experienced strong revenue growth of 21% during the third quarter over last year. The division’s products are widely recognized as the leader for DDM wax casting applications that require high precision, ultra-fine feature detail and a smooth surface finish. The division’s new 3Z product line, introduced in the second quarter, is a major contributor to its recent success. The 3Z can produce parts at the highest possible resolution within the industry and is generating significant interest with jewelry and dental customers. We are optimistic about maintaining positive momentum within Solidscape, given our recent initiative to expand the 3Z Series into our U.S. educational channel.

     “We remain excited about our pending, game-changing combination with Objet Ltd. We are conducting detailed discussions with the Committee on Foreign Investment in the United States (CFIUS) and are optimistic that any national security concerns it may have surrounding the merger can be addressed before the end of the 45-day review period that expires on November 30, 2012. Once combined, we will execute an integration plan that will allow us to offer a broad array of innovative 3D printing and direct digital manufacturing solutions through an impressive sales and marketing organization. We believe this will allow for market expansion and cross-selling opportunities of the combined product portfolio. We continue to believe that the merger will be completed prior to the end of the year.

     “We are pleased with our third quarter performance, and are excited about the many initiatives that we believe will continue to drive growth for our company. In addition to the many opportunities provided by our pending combination with Objet, we have a strategy that is focused on developing our core technology platforms to meet the future needs of our customers. In addition, we are optimistic about our near-term performance, and have raised our outlook for the balance of 2012. We remain a financially strong company that is a leader within a rapidly evolving industry, and we look forward to completing another successful year,” Crump concluded.

     Stratasys revised its financial guidance for the fiscal year ending December 31, 2012:

  Revenue guidance of $194 million to $199 million, versus previous guidance of $193 million to $198 million.

  Non-GAAP earnings guidance of $1.37 to $1.40 per share, versus previous guidance of $1.31 to $1.38 per share.

  GAAP earnings guidance of $0.77 to $0.88 per share, versus previous GAAP guidance of $0.83 to $0.98 per share.

     GAAP earnings guidance includes the estimated impact of Objet Ltd. transaction-related expenses. Financial guidance does not reflect the potential combined performance of Stratasys, Inc. and Objet Ltd., nor does it include the estimated incremental transaction-related costs that would be incurred upon closing of the Objet transaction. In addition to excluding the impact of expenses associated with the proposed combination with Objet Ltd., non-GAAP earnings guidance excludes the impact of stock-based compensation expense and the amortization expense of acquired Solidscape intangibles.

     Stratasys plans to hold a conference call to discuss its third quarter financial results on Friday, November 2, 2012 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://www.media-server.com/m/p/jg9sb7ze.

     To participate by telephone, the domestic dial-in number is 866-203-3206, and the international dial-in is 617-213-8848. The access code is 41990330. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

(Financial tables follow)

Cautionary Statement Regarding Forward-Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “plan”, “intends”, “desires”, “assume” or “believes” or similar words expressing our view of, confidence in or optimism with respect to future events constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding the expected timing and ultimate closing of the merger with Objet, as well as the financial and operating results of the combined company after, and the anticipated benefits of, the merger; the successful conclusion of the review of our merger with Objet by the Committee on Foreign Investment in the United States (CFIUS); the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® , uPrint® and Mojo® 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; the success of our RedEye On Demand™ and other paid parts services; our ability to obtain the necessary approvals, including approval by CFIUS, and to satisfy the necessary closing conditions in order to successfully close the proposed merger with Objet; our ability to successfully integrate and market the combined company’s products; the combined company’s ability to achieve the expected revenue targets; the combined company’s ability to attract and retain management; and the combined company’s ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Non-GAAP Discussion

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as Objet transaction-related expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is available on the Stratasys web site at www.stratasys.com

Additional information on the Emma Lavelle story can be accessed at http://www.stratasys.com/Resources/Case-Studies/Medical-FDM-Technology-Case-Studies/Nemours.aspx

Important Information for Investors and Shareholders

In connection with the proposed combination of Objet and Stratasys pursuant to an Agreement and Plan of Merger (the “Merger”), Objet has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which includes a proxy statement of Stratasys and a prospectus of Objet, as well as other relevant materials in connection with the proposed transaction. Stratasys concurrently filed the same proxy statement/prospectus with the SEC and has mailed it to Stratasys shareholders for purposes of soliciting proxies for voting in favor of the Merger at a special meeting of Stratasys stockholders called for the purpose of approving the Merger Agreement and the Merger. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIALS, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT STRATASYS, OBJET AND THE PROPOSED TRANSACTION. The proxy statement/prospectus and other relevant materials and any other related documents filed with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov or via the Stratasys website at www.stratasys.com. Stockholders may also obtain a copy of the SEC filings free of charge upon written request to Stratasys, Attention: Shane Glenn, Director of Investor Relations, 7665 Commerce Way, Eden Prairie, Minnesota 55344.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Stratasys

Stratasys Inc., Minneapolis, is a maker of additive manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Mojo, uPrint and Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital-manufacturing service for prototypes and production parts. In 2011 Stratasys acquired 3D printer maker Solidscape Inc. According to Wohlers Report 2012, Stratasys had a 41.5 percent market share in 2011, and has been the unit market leader for the tenth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds 380 granted or pending additive manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

Stratasys, Fortus, Dimension, and uPrint are registered trademarks, and Mojo is a trademark, of Stratasys Inc.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Products	$41,317,863	$32,512,544	$120,301,057	$91,273,133
Services	8,405,612	7,440,470	23,791,947	21,048,816
	49,723,475	39,953,014	144,093,004	112,321,949

Cost of sales
Products	17,563,569	15,284,820	54,692,340	43,752,872
Services	4,203,443	3,114,248	12,328,692	9,029,273
	21,767,012	18,399,068	67,021,032	52,782,145

Gross profit	27,956,463	21,553,946	77,071,972	59,539,804

Operating expenses
Research and development	4,066,846	3,613,668	12,576,094	10,687,578
Selling, general and administrative	14,780,526	10,083,451	42,365,253	28,738,325
	18,847,372	13,697,119	54,941,347	39,425,903

Operating income	9,109,091	7,856,827	22,130,625	20,113,901

Other income (expense)
Interest income, net	229,003	276,089	672,052	698,469
Foreign currency transaction losses, net	(72,586)	(217,857)	(265,141)	(429,840)
Other, net	7,021	755,030	109,922	2,264,307
	163,438	813,262	516,833	2,532,936

Income before income taxes	9,272,529	8,670,089	22,647,458	22,646,837

Income tax expense	4,089,393	2,812,920	9,924,615	7,806,524

Net income	$5,183,136	$5,857,169	$12,722,843	$14,840,313

Earnings per common share
Basic	$0.24	$0.28	$0.60	$0.70
Diluted	$0.24	$0.27	$0.58	$0.68

Weighted average number of common
shares outstanding
Basic	21,467,606	21,165,401	21,348,967	21,107,474
Diluted	22,008,471	21,542,674	21,856,719	21,669,848

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$27,899,789	$20,092,200
Short-term investments - held to maturity	23,900,469	14,602,408
Accounts receivable, less allowance for doubtful
accounts of $773,000 at September 30, 2012
and $1,089,000 at December 31, 2011	35,865,540	26,230,289
Inventories	32,079,430	22,771,460
Net investment in sales-type leases, less allowance
for doubtful accounts of $302,000 at September 30,
2012 and $230,000 at December 31, 2011	4,249,410	3,295,039
Prepaid expenses and other current assets	2,193,015	3,259,012
Deferred income taxes	2,973,000	2,973,000
Total current assets	129,160,653	93,223,408

Property and equipment, net	44,887,880	39,669,433

Other assets
Goodwill	25,388,731	25,393,967
Other Intangible assets, net	24,150,718	25,295,032
Net investment in sales-type leases	7,249,832	5,494,753
Long-term investments - held to maturity	13,915,821	32,581,472
Other non-current assets	145,652	112,300
Total other assets	70,850,754	88,877,524

Total assets	$244,899,287	$221,770,365

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$21,628,011	$19,368,197
Unearned revenues	9,968,263	9,768,610
Total current liabilities	31,596,274	29,136,807

Non-current liabilities
Deferred tax liabilities	6,760,000	6,760,000
Unearned revenues - long-term	2,662,953	2,562,195

Total liabilities	41,019,227	38,459,002

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 27,501,216 and 26,933,301 issued at September 30,
2012 and December 31, 2011, respectively	275,012	269,333
Additional paid-in capital	125,951,072	118,134,006
Retained earnings	116,734,701	104,011,848
Accumulated other comprehensive loss	(76,300)	(99,399)
Treasury stock at cost, 5,687,631 shares at September 30,
2012 and December 31, 2011	(39,004,425)	(39,004,425)
Total stockholders' equity	203,880,060	183,311,363

Total liabilities and stockholders' equity	$244,899,287	$221,770,365

Note: Certain reclassifications have been made to prior period balances to conform to current period presentation.

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended September 30, 2012				Three Months Ended September 30, 2011
	As Reported			Non-GAAP	As Reported			Non-GAAP
	(unaudited)	Adjustments		(unaudited)	(unaudited)	Adjustments		(unaudited)
Net sales
Products	$41,317,863	$-		$41,317,863	$32,512,544	$-		$32,512,544
Services	8,405,612	-		8,405,612	7,440,470	-		7,440,470
	49,723,475	-		49,723,475	39,953,014	-		39,953,014

Cost of sales
Products	17,563,569	(507,012)	(a)	17,056,557	15,284,820	(436,012)	(d)	14,848,808
Services	4,203,443	-		4,203,443	3,114,248	-		3,114,248
	21,767,012	(507,012)		21,260,000	18,399,068	(436,012)		17,963,056

Gross profit	27,956,463	507,012		28,463,475	21,553,946	436,012		21,989,958

Operating expenses
Research and development	4,066,846	-		4,066,846	3,613,668	-		3,613,668
Selling, general and administrative	14,780,526	(3,410,994)	(b)	11,369,532	10,083,451	(574,162)	(e)	9,509,289
	18,847,372	(3,410,994)		15,436,378	13,697,119	(574,162)		13,122,957

Operating income	9,109,091	3,918,006		13,027,097	7,856,827	1,010,174		8,867,001

Other income (expense)
Interest income, net	229,003	-		229,003	276,089	-		276,089
Foreign currency transaction losses, net	(72,586)	-		(72,586)	(217,857)	-		(217,857)
Other, net	7,021	-		7,021	755,030	(626,188)	(f)	128,842
	163,438	-		163,438	813,262	(626,188)		187,074

Income before income taxes	9,272,529	3,918,006		13,190,535	8,670,089	383,986		9,054,075

Income tax expense	4,089,393	376,723	(c)	4,466,116	2,812,920	89,362	(c)	2,902,282

Net income	$5,183,136	$3,541,283		$8,724,419	$5,857,169	$294,624		$6,151,793

Earnings per common share
Basic	$0.24	$0.16		$0.41	$0.28	$0.01		$0.29
Diluted	$0.24	$0.16		$0.40	$0.27	$0.01		$0.29

Weighted average number of common
shares outstanding
Basic	21,467,606			21,467,606	21,165,401			21,165,401
Diluted	22,008,471			22,008,471	21,542,674			21,542,674

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(a) Represents amortization expense of $436,012 related to acquired Solidscape, Inc. intangible assets and expense of $71,000 associated with the Company's current efforts to combine with Objet Ltd.
(b) Represents non-cash stock-based compensation expense of $784,181, amortization expense of $133,333 related to acquired Solidscape, Inc. intangible assets and expense of $2,493,479 associated with the Company's current efforts to combine with Objet Ltd.
(c) Represents the tax benefit related to non-GAAP adjustments.
(d) Represents amortization expense related to acquired Solidscape, Inc. intangible assets.
(e) Represents non-cash stock-based compensation expense of $440,829 and amortization expense of $133,333 related to acquired Solidscape, Inc. intangible assets.
(f) Represents gain on sale of an auction rate security during the third quarter of 2011.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	As Reported			Non-GAAP	As Reported			Non-GAAP
	(unaudited)	Adjustments		(unaudited)	(unaudited)	Adjustments		(unaudited)
Net sales
Products	$120,301,057	$-		$120,301,057	$91,273,133	$-		$91,273,133
Services	23,791,947	-		23,791,947	21,048,816	-		21,048,816
	144,093,004	-		144,093,004	112,321,949	-		112,321,949

Cost of sales
Products	54,692,340	(1,379,036)	(a)	53,313,304	43,752,872	(1,287,781)	(d)	42,465,092
Services	12,328,692	-		12,328,692	9,029,273	-		9,029,273
	67,021,032	(1,379,036)		65,641,996	52,782,145	(1,287,781)		51,494,365

Gross profit	77,071,972	1,379,036		78,451,008	59,539,804	1,287,781		60,827,585

Operating expenses
Research and development	12,576,094	-		12,576,094	10,687,578	-		10,687,578
Selling, general and administrative	42,365,253	(9,274,541)	(b)	33,090,712	28,738,325	(1,925,579)	(e)	26,812,746
	54,941,347	(9,274,541)		45,666,806	39,425,903	(1,925,579)		37,500,324

Operating income	22,130,625	10,653,577		32,784,202	20,113,901	3,213,360		23,327,261

Other income (expense)
Interest income, net	672,052	-		672,052	698,469	-		698,469
Foreign currency transaction losses, net	(265,141)	-		(265,141)	(429,840)	-		(429,840)
Other, net	109,922	-		109,922	2,264,307	(1,830,596)	(f)	433,711
	516,833	-		516,833	2,532,936	(1,830,596)		702,340

Income before income taxes	22,647,458	10,653,577		33,301,035	22,646,837	1,382,764		24,029,601

Income tax expense	9,924,615	1,513,033	(c)	11,437,648	7,806,524	358,211	(c)	8,164,735

Net income	$12,722,843	$9,140,544		$21,863,387	$14,840,313	$1,024,552		$15,864,865

Earnings per common share
Basic	$0.60	$0.43		$1.02	$0.70	$0.05		$0.75
Diluted	$0.58	$0.42		$1.00	$0.68	$0.05		$0.73

Weighted average number of common
shares outstanding
Basic	21,348,967			21,348,967	21,107,474			21,107,474
Diluted	21,856,719			21,856,719	21,669,848			21,669,848

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(a) Represents amortization expense of $1,308,036 related to acquired Solidscape, Inc. intangible assets and expense of $71,000 associated with the Company's current efforts to combine with Objet Ltd.
(b) Represents non-cash stock-based compensation expense of $1,897,230, amortization expense of $400,000 related to acquired Solidscape, Inc. intangible assets and expense of $6,977,311 associated with the Company's current efforts to combine with Objet Ltd.
(c) Represents the tax benefit (expense) related to non-GAAP adjustments.
(d) Represents expense of $561,094 related to the revaluation of Solidscape, Inc. inventory at the time of acquisition and expense of $726,687 related to acquired Solidscape, Inc. intangible assets.
(e) Represents non-cash stock-based compensation expense of $1,088,025, amortization expense of $222,222 related to acquired Solidscape, Inc. intangible assets and expense of $615,332 for the acquisition of Solidscape, Inc. during the second quarter of 2011.
(f) Represents gain on sale of an equity investment during the first quarter of 2011 and gain on sale of an auction rate security during the third quarter of 2011.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.

STRATASYS, INC. AND SUBSIDIARIES

FISCAL YEAR 2012
RECONCILIATION OF NON-GAAP TO GAAP FORWARD LOOKING GUIDANCE

	Earnings Per Diluted Share Range
U.S. GAAP measure	$0.77	to	$0.88

Adjustments
Stock-based compensation expense	$0.04	to	$0.08
Solidscape, Inc. intangible amortization expense		$0.07
Objet-related transaction expense	$0.41	to	$0.45

Non-GAAP estimate	$1.37	to	$1.40

Forward looking guidance does not reflect the potential combined performance of Stratasys, Inc. and Objet Ltd, nor does it include the estimated costs that would be incurred upon closing the transaction.